Yukonic Minerals Corp.

Articles of Incorporation – Page 1 of 4

Yukonic Minerals Corp.

Articles of Incorporation – Page 2 of 4

Yukonic Minerals Corp.

Articles of Incorporation – Page 3 of 4

Yukonic Minerals Corp.

Articles of Incorporation – Page 4 of 4

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

INCSMART.BIZ, INC.
4421 EDWARD AVE
LAS VEGAS, NV 89108

Job:C20100527-1773
May 27, 2010

Special Handling Instructions:
NF, 1FSC, EMAILED ON 5/27/10 - KKB

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20100375639-76	5/26/2010 4:31:17 PM	1	$75.00	$75.00
24 Hour Expedite	20100375639-76	5/26/2010 4:31:17 PM	1	$125.00	$125.00
Total					$200.00

Payments

Type	Description	Amount
Credit	035915|10052742945195	$200.00
Total		$200.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

INCSMART.BIZ, INC.
4421 EDWARD AVE
LAS VEGAS, NV 89108

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100375639-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/26/2010 4:31 PM
	Entity Number E0261912010-0

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Yukonic Minerals Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Incsmart.biz Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Pamela Dawn Tesluck (Name) 593 Polson Avenue (Street Address) — Winnipeg (City) — MB (State) — R2W 0P1 (Zip Code) 2) (Name) Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Pamela Dawn Tesluck (Name) — X [signature] (Incorporator Signature) 593 Polson Avenue (Address) — Winnipeg (City) — MB (State) — R2W 0P1 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X See Attached. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

180301

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Yukonic Minerals Corp.
Name of Represented Business Entity

I, INCSMART.BIZ, INC am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 05/26/2010 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

5/26/10
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **YUKONIC MINERALS CORP.**, did on May 26, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 27, 2010.

ROSS MILLER
Secretary of State

Certified By: Kamlesh Bhardwaj
Certificate Number: C20100527-1773
You may verify this certificate online at **http://www.nvsos.gov/**